For the semi-annual period ended 6/30/97
File number: 811-3175

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Electricidade De Portugal

2.   Date of Purchase
       6/16/97

3.   Number of Securities Purchased
       400,000

4.   Dollar Amount of Purchase
       $5,172,414

5.   Price Per Unit
       $12.93

6.     Name(s)   of  Underwriter(s)   or
Dealer(s)
     From whom Purchased
       Goldman, Sachs & Co.

7.    Other  Members of the Underwriting
Syndicate


     ABN AMRO Chicago Corporation
     Advest, Inc.
     Dain Bosworth Incorporated
     Edward D. Jones & Co., L.P.
     A.G. Edwards & Sons, Inc.
     Lehman Brothers Inc.
     McDonald & Company Securities, Inc.
     Merrill   Lynch,  Pierce,  Fenner,&
Smith Incorporated
     Morgan Stanley & Co., Incorporated
     Nesbitt Burns Securities, Inc.
     Prudential Securities Incorporated
     Stephens Inc.
     Stifel,    Nicolaus   &    Company,
Incorporated
     Sutro & Co. Incorporated